Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland

PRESS RELEASE

NOBLE CORPORATION ANNOUNCES RECEIPT OF PRIVATE LETTER RULING FOR

PREVIOUSLY ANNOUNCED SPIN-OFF TRANSACTION

ZUG, Switzerland, October 25, 2013 – Noble Corporation (NYSE:NE) today announced that it has received the anticipated private letter ruling from the Internal Revenue Service relating to the tax treatment of the recently announced proposed spin-off of the Company’s standard specification drilling business. Details regarding the proposed spin-off were included in a press release issued on September 24, 2013.

The previously announced spin-off transaction, if effected, is expected to qualify as a tax-free transaction under sections 368(a)(1)(D) and 355, and related provisions of the Internal Revenue Code of 1986, as amended. The private letter ruling addresses key aspects of the tax treatment of the proposed transaction. The Company continues to proceed with its preparation for the spin-off.

About Noble

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including three ultra-deepwater drillships and six high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

This release contains forward-looking statements. Statements regarding the pursuit, consummation or benefits of the proposed separation, and anticipated tax treatment of the transaction, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, shareholder approval, delays, costs and difficulties related to the separation, employee relations, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Participants in the Solicitation

Noble Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed separation of the standard specification business. Information about the directors and executive officers of Noble and their ownership of Noble shares is set forth in the definitive proxy statement for Noble’s 2013 annual general meeting, which was filed with the SEC on March 11, 2013, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

Investors can obtain more information when the proxy statement relating to shareholder approval of the separation becomes available. This proxy statement, and any other documents filed by Noble with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov or on the Company’s website at www.noblecorp.com. Investors should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

For additional information, contact:

For Investors:	Jeffrey L. Chastain, Vice President of Investor Relations and Corporate Communications, Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Investor Relations and Corporate Communications, Noble Drilling Services Inc., 281-276-6729